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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Appleton Papers Inc. and subsidiaries of our reports dated January 18, 2001, except as to the subsequent event described in Note 18 which is as of June 8, 2001, relating to the financial statements and financial statement schedule of Appleton Papers Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
January 31, 2002